UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Innovation Way, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On October 1, 2015, The Goodyear Tire & Rubber Company (the “Company”) completed the previously announced dissolution of its global alliance with Sumitomo Rubber Industries, Ltd. (“SRI”) in accordance with the terms and conditions set forth in the Framework Agreement, dated as of June 4, 2015 (the “Agreement”), by and between the Company and SRI.

Under the global alliance, the Company owned 75% and SRI owned 25% of two companies, Goodyear Dunlop Tires Europe B.V. (“GDTE”) and Goodyear Dunlop Tires North America, Ltd. (“GDTNA”). In Japan, the Company owned 25%, and SRI owned 75%, of two companies, one, Nippon Goodyear Ltd. (“NGY”), for the sale of Goodyear-brand passenger and truck tires for replacement in Japan and the other, Dunlop Goodyear Tires Ltd. (“DGT”), for the sale of Goodyear-brand and Dunlop-brand tires to vehicle manufacturers in Japan. The Company also owns 51%, and SRI owns 49%, of a company that coordinated and disseminated both commercialized tire technology and non-commercialized technology among the Company and SRI, the joint ventures and their respective affiliates (the “Technology JV”), and the Company owns 80%, and SRI owns 20%, of a global purchasing company (the “Purchasing JV”). The global alliance also provided for the investment by the Company and SRI in the common stock of the other.

As a result of the dissolution of the global alliance, the following agreements have been terminated, effective as of October 1, 2015:

1.	Umbrella Agreement, dated as of June 14, 1999, between the Company and SRI, as amended from time to time;

2.	Joint Venture Agreement for Europe, dated as of June 14, 1999, among the Company, certain subsidiaries of the Company, SRI and certain subsidiaries of SRI, as amended from time to time; and

3.	Shareholders Agreement for the Europe JVC, dated as of June 14, 1999, among the Company, certain subsidiaries of the Company and SRI, as amended from time to time.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As result of the completion of certain of the transactions contemplated by the Agreement:

1.	the Company acquired from SRI the 25% interest in GDTE held by SRI;

2.	the Company sold to SRI the 75% interest in GDTNA held by the Company; provided, however, that the Company maintained control of the Dunlop-related trademarks for tire-related businesses in North America but granted to SRI an exclusive license to develop, manufacture and sell Dunlop tires for motorcycles and for Japanese-owned vehicle manufacturers in North America;

3.	the Company sold to SRI the 25% interest in DGT held by the Company;

4.	the Company acquired from SRI the 75% interest in NGY held by SRI;

5.	the Company sold to SRI the Huntsville, Alabama test track used by GDTNA;

6.	SRI obtained exclusive rights to sell Dunlop-brand tires in those countries that were previously non-exclusive under the global alliance, including Russia, Turkey and certain countries in Africa;

7.	the Company paid to SRI the net amount of $271 million; and

8.	the Company entered into and delivered a promissory note to GDTNA: (A) in the initial principal amount of $56 million, (B) with a maturity date three years following the date of dissolution, and (C) at an interest rate of LIBOR plus 0.1%.

Following the dissolution, the following transactions contemplated by the Agreement will occur:

1.	the Company will liquidate and dissolve the Technology JV and the Purchasing JV and distribute the remaining assets and liabilities of the Technology JV and the Purchasing JV to the Company and SRI in accordance with their respective ownership interests; and

2.	the Company and SRI shall conduct an orderly sale of the common stock held by the Company in SRI and by SRI in the Company.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro forma financial information.

The unaudited pro forma consolidated balance sheet as of June 30, 2015, reflects adjustments for the disposition to SRI of the Company’s 75% interest in GDTNA, 25% interest in DGT and Huntsville, Alabama test track, as well as the liquidation, dissolution and distribution of the assets and liabilities of the Technology JV and the Purchasing JV, and the acquisition of SRI’s 75% interest in NGY and 25% interest in GDTE, as if they had occurred on June 30, 2015, and the unaudited pro forma consolidated statements of operations for the fiscal year ended December 31, 2014 and for the six months ended June 30, 2015, reflects adjustments for the disposition to SRI of the Company’s 75% interest in GDTNA, 25% interest in DGT and Huntsville, Alabama test track, as well as the liquidation, dissolution and distribution of the assets and liabilities of the Technology JV and the Purchasing JV as if they had occurred on January 1, 2014, are filed as Exhibit 99.1 to this Current Report on Form 8-K.

(d) Exhibits.

99.1	Unaudited pro forma consolidated balance sheet as of June 30, 2015 and unaudited pro forma consolidated statements of operations for the fiscal year ended December 31, 2014 and the six months ended June 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: October 1, 2015	By	/s/ Laura K. Thompson
Laura K. Thompson
Executive Vice President and Chief Financial Officer